Exhibit 99.1

              Public Service Company of New Mexico And Subsidiaries

                        Comparative Operating Statistics

                                           Month Ended        Eight Months Ended
                                            August 31,             August 31,
                                        ------------------    ------------------
                                         2000        1999       2000       1999
                                        ------      ------     ------     ------
Electric Service:

Energy Sales - MWh (in thousands)

Retail .............................        692        647      4,740      4,553
Wholesale
    Firm Sales .....................         33         16        129        120
    Firm Surplus ...................        129         88        834        648
    Short Term / Uncommitted .......        966      1,159      7,542      6,289
                                         ------     ------     ------     ------
    Total Wholesale Sales ..........      1,128      1,263      8,505      7,057
                                         ------     ------     ------     ------
    Total  Energy Sales ............      1,820      1,910     13,245     11,610
                                         ======     ======     ======     ======

Weather:

Heating and Cooling Days - Albuquerque, NM

   The heating degree day value (HDD) is the accumulation in degrees that the daily mean temperature was below 65 F. The cooling degree day value (CDD) is the accumulation in degrees that the daily mean temperature was above 65 F.

     HDD                                      0         0      2,054      2,198
                                         =======    ======    =======    =======

     CDD                                    411       306      1,435        984
                                         =======    ======    =======    =======